EXHIBIT 99.1

Contact: Sameer Desai, Vice President, Corporate Development & Investor Relations Sameer.desai@ttmtech.com 714-327-3050

TTM Technologies, Inc. Reports Fourth Quarter and Fiscal Year 2024 Results

Santa Ana, CA – February 5, 2025– TTM Technologies, Inc. (NASDAQ: TTMI) (“TTM”), a leading global manufacturer of technology solutions including mission systems, radio frequency (“RF”) components and RF microwave/microelectronic assemblies and quick-turn and technologically advanced printed circuit boards (“PCB”s) today reported results for the fourth quarter and fiscal 2024, which ended on December 30, 2024.

Fourth Quarter 2024 Highlights

•	Net sales were $651.0 million

•	GAAP net income of $5.2 million, or $0.05 per diluted share, inclusive of a $14.1 million pre-tax, non-operational, foreign exchange gain

•	Non-GAAP net income was $62.8 million, or $0.60 per diluted share, inclusive of a $14.1 million pre-tax, non-operational, foreign exchange gain

•	Cash flow from operations was $86.1 million, or 13.2% of sales

•	Book to bill of 1.09 for the fourth quarter

•	A&D program backlog a record $1.56 billion

•	Data Center Computing revenues a record 22% of total company revenues

Fourth Quarter 2024 GAAP Financial Results

Net sales for the fourth quarter of 2024 were $651.0 million, compared to $569.0 million in the fourth quarter of 2023.

GAAP operating income for the fourth quarter of 2024 was $9.0 million, inclusive of a $32.6 million goodwill impairment charge related to the RF&S Components segment compared to GAAP operating income for the fourth quarter of 2023 of $34.6 million.

GAAP net income for the fourth quarter of 2024 was $5.2 million, or $0.05 per diluted share, inclusive of a $32.6 million goodwill impairment charge related to the RF&S Components segment, compared to GAAP net income for the fourth quarter of 2023 of $17.3 million, or $0.17 per diluted share. GAAP net income for the fourth quarter of 2024 included a $14.1 million pre-tax foreign exchange gain, compared to a $7.0 million pre-tax foreign exchange loss in the fourth quarter of 2023.

Fourth Quarter 2024 Non-GAAP Financial Results

On a non-GAAP basis, net income for the fourth quarter of 2024 was $62.8 million, or $0.60 per diluted share. This compares to non-GAAP net income of $43.0 million, or $0.41 per diluted share, for the fourth quarter of 2023. Non-GAAP net income for the fourth quarter of 2024 included a $14.1 million pre-tax foreign exchange gain, compared to a $7.0 million pre-tax foreign exchange loss in the fourth quarter of 2023.

Adjusted EBITDA in the fourth quarter of 2024 was $108.7 million, or 16.7% of sales compared to adjusted EBITDA of $80.9 million, or 14.2% of sales for the fourth quarter of 2023. Adjusted EBITDA for the fourth quarter of 2024 included a $14.1 million foreign exchange gain, compared to a $7.0 million foreign exchange loss in the fourth quarter of 2023.

“We delivered a solid quarter with revenues and non-GAAP EPS above the high end of the guided range. Revenues reflected the fourth consecutive quarter of year on year growth due to demand strength in our Aerospace and Defense, Data Center Computing and Networking end markets, the latter two being driven by generative AI,” said Tom Edman, CEO of TTM. “Operating margins were double digit for the second consecutive quarter and reflected continued solid execution. In addition, cash flow from operations was a healthy 13.2% of revenues enabling the company to maintain a solid balance sheet with a net leverage ratio of 1.2x,” concluded Mr. Edman.

Contact: Sameer Desai, Vice President, Corporate Development & Investor Relations Sameer.desai@ttmtech.com 714-327-3050

Full Year 2024 Results

Net sales for 2024 increased to $2.4 billion from $2.2 billion in 2023, a 9.4% increase.

GAAP operating income for 2024 was $116.0 million, inclusive of a $32.6 million goodwill impairment charge related to the RF&S Components segment. This compares to a GAAP operating income for 2023 of $42.3 million, inclusive of a $44.1 million goodwill impairment charge related to the RF&S Components segment.

GAAP net income for 2024 was $56.3 million, or $0.54 per diluted share, inclusive of a $32.6 million goodwill impairment charge related to the RF&S Components segment. This compares to a GAAP net loss for 2023 of $18.7 million, or ($0.18) per diluted share, inclusive of a $44.1 million goodwill impairment charge related to the RF&S Components segment.

On a non-GAAP basis, net income for 2024 was $178.4 million, or $1.71 per diluted share. This compares to 2023 non-GAAP net income of $139.5 million, or $1.33 per diluted share.

Adjusted EBITDA for 2024 was $352.5 million, or 14.4% of net sales, compared to $298.2 million, or 13.4% of net sales, for 2023.

“Our employees delivered outstanding results in 2024 for TTM. Revenue growth of 9.4% was driven by generative AI in the Data Center Computing market and continued strength in the Aerospace and Defense market. Revenue fall through, favorable product mix, and improved execution helped to grow margins and non-GAAP EPS year on year,” continued Edman. “We continue to execute on our strategic priorities by growing Aerospace and Defense revenues 12% year on year, opening a new manufacturing facility in Penang, Malaysia supporting customer supply chain resiliency needs and starting construction on a new ultra-HDI manufacturing facility in Syracuse, New York. Finally, in 2024, we generated $236.9 million in operating cash flow which enabled us to strengthen our balance sheet, refinance our Term Loan, and return $34.5 million of capital to our shareholders through our stock buy back program.”

Business Outlook

For the first quarter of 2025, TTM estimates that revenues will be in the range of $600 million to $640 million, and non-GAAP net income will be in the range of $0.37 to $0.43 per diluted share.

With respect to the Company’s outlook for non-GAAP net income per diluted share, we are unable to predict with reasonable certainty or without unreasonable effort certain items that may affect a comparable measure calculated and presented in accordance with GAAP. Our expected non-GAAP net income per diluted share excludes primarily the future impact of restructuring actions, impairment charges, unusual gains and losses including but not limited to unrealized foreign exchange translation, and tax adjustments. These reconciling items are highly variable and difficult to predict due to various factors outside of management’s control and could have a material impact on our future period net income per diluted share calculated and presented in accordance with GAAP. Accordingly, a reconciliation of non-GAAP net income per diluted share to a comparable measure calculated and presented in accordance with GAAP has not been provided because the Company is unable to provide such reconciliation without unreasonable effort. For the same reasons, TTM is unable to address the probable significance of the information.

Contact: Sameer Desai, Vice President, Corporate Development & Investor Relations Sameer.desai@ttmtech.com 714-327-3050

Live Webcast/Conference Call

TTM will host a conference call and webcast to discuss fourth quarter and fiscal year 2024 results and the first quarter 2025 outlook on Wednesday, February 5, 2025, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). The conference call will include forward-looking statements.

Access to the conference call is available by clicking on the registration link TTM Technologies, Inc. fourth quarter and fiscal year 2024 conference call. Registering participants will receive dial in information and a unique PIN to join the call. Participants can register at any time up to the start of the conference call. The conference call will also be simulcast on the company’s website, and can be accessed by clicking on the link TTM Technologies Inc. fourth quarter and fiscal year 2024 webcast. The webcast will remain accessible for one week following the live event.

To Access a Replay of the Webcast

The replay of the webcast will remain accessible for one week following the live event on TTM’s website at TTM Technologies Inc. fourth quarter and fiscal year 2024 webcast.

About TTM

TTM Technologies, Inc. is a leading global manufacturer of technology solutions, including mission systems, radio frequency (“RF”) components, RF microwave/microelectronic assemblies, and quick-turn and technologically advanced printed circuit boards (“PCB”s). TTM stands for time-to-market, representing how TTM’s time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttm.com.

Forward-Looking Statements

The preliminary financial results included in this press release represent the most current information available to management. The company’s actual results when disclosed in its Form 10-Q may differ from these preliminary results as a result of the completion of the company’s financial closing procedures, final adjustments, completion of the review by the company’s independent registered accounting firm, and other developments that may arise between now and the disclosure of the final results. This release contains forward-looking statements that relate to future events or performance. TTM cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect TTM’s current expectations, and TTM does not undertake to update or revise these forward looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other TTM statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond TTM’s control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, general market and economic conditions, including interest rates, currency exchange rates, and consumer spending, demand for TTM’s products, market pressures on prices of TTM’s products, warranty claims, changes in product mix, contemplated significant capital expenditures and related financing requirements, TTM’s dependence upon a small number of customers, and other factors set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC.

About Our Non-GAAP Financial Measures

To supplement our consolidated condensed financial statements presented on a GAAP basis, this release includes information about TTM’s adjusted EBITDA, non-GAAP net income and non-GAAP earnings per share, all of which are non-GAAP financial measures. TTM presents non-GAAP financial information to enable investors to see TTM through the eyes of management and to provide better insight into TTM’s ongoing financial performance.

Contact: Sameer Desai, Vice President, Corporate Development & Investor Relations Sameer.desai@ttmtech.com 714-327-3050

A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable to similar non-GAAP financial measures used by other companies. TTM compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliations below to the most directly comparable GAAP financial measure. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

- Tables Follow -

TTM TECHNOLOGIES, INC.

Selected Unaudited Financial Information

(In thousands, except per share data)

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

	Fourth Quarter		Full Year
	2024	2023	2024	2023
Net sales	$650,965	$569,039	$2,442,753	$2,232,567
Cost of goods sold	524,424	453,671	1,965,378	1,819,299

Gross profit	126,541	115,368	477,375	413,268

Operating expenses:
Selling and marketing	19,977	18,677	80,030	76,922
General and administrative	45,266	37,802	170,107	149,631
Research and development	7,923	7,590	31,845	27,272
Amortization of definite-lived intangibles	6,914	11,430	35,550	48,675
Impairment of goodwill	32,600	—	32,600	44,100
Restructuring charges	4,833	5,291	11,200	24,352

Total operating expenses	117,513	80,790	361,332	370,952

Operating income	9,028	34,578	116,043	42,316
Interest expense	(11,204)	(13,373)	(47,515)	(48,124)
Loss on extinguishment of debt	—	—	—	(1,154)
Gain on sale of subsidiary	—	—	—	1,270
Other, net	16,507	(3,321)	15,421	5,989

Income before income taxes	14,331	17,884	83,949	297
Income tax provision	(9,161)	(546)	(27,650)	(19,015)

Net income (loss)	$5,170	$17,338	$56,299	$(18,718)

Earnings (loss) per share:
Basic	$0.05	$0.17	$0.55	$(0.18)
Diluted	0.05	0.17	0.54	(0.18)
Weighted-average shares used in computing per share amounts:
Basic	101,981	102,327	101,781	102,744
Diluted	104,576	104,302	104,098	102,744
Reconciliation of the denominator used to calculate basic earnings per share and diluted earnings per share:
Weighted-average shares outstanding	101,981	102,327	101,781	102,744
Dilutive effect of performance-based stock units, restricted stock units and stock options	2,595	1,975	2,317	—

Diluted shares	104,576	104,302	104,098	102,744

SELECTED BALANCE SHEET DATA

	December 30, 2024	January 1, 2024
Cash and cash equivalents, including restricted cash	$503,932	$450,208
Accounts and notes receivable, net	448,611	413,557
Receivable from sale of SH E-MS property	—	6,737
Contract assets	381,382	292,050
Inventories	224,985	213,075
Total current assets	1,606,744	1,429,687
Property, plant and equipment, net	869,957	807,667
Operating lease right of use asset	78,252	86,286
Other non-current assets	917,541	1,000,023
Total assets	3,472,494	3,323,663
Short-term debt, including current portion of long-term debt	$3,795	$3,500
Accounts payable	406,221	334,609
Total current liabilities	809,054	703,984
Debt, net of discount	914,359	914,336
Total long-term liabilities	1,099,616	1,108,640
Total equity	1,563,824	1,511,039
Total liabilities and equity	3,472,494	3,323,663

SUPPLEMENTAL DATA

	Fourth Quarter		Full Year
	2024	2023	2024	2023
Gross margin	19.4%	20.3%	19.5%	18.5%
Operating margin	1.4%	6.1%	4.8%	1.9%

End Market Breakdown:

	Fourth Quarter
	2024	2023
Aerospace and Defense	47%	46%
Automotive	11%	15%
Data Center Computing	22%	17%
Medical/Industrial/Instrumentation	13%	16%
Networking	7%	6%

Stock-based Compensation:

	Fourth Quarter
	2024	2023
Amount included in:
Cost of goods sold	$2,653	$2,084
Selling and marketing	1,054	878
General and administrative	4,067	2,891
Research and development	309	306

Total stock-based compensation expense	$8,083	$6,159

RECONCILIATIONS1

	Fourth Quarter		Full Year
	2024	2023	2024	2023
Non-GAAP gross profit reconciliation[2]:
GAAP gross profit	$126,541	$115,368	$477,375	$413,268
Add back item:
Amortization of definite-lived intangibles	2,336	2,335	9,342	12,901
Stock-based compensation	2,653	2,084	9,342	7,455
Unrealized loss (gain) on commodity hedge	1,635	(701)	370	(1,192)
Purchase accounting related inventory markup	—	—	—	327
Other charges	—	1,950	709	5,324

Non-GAAP gross profit	$133,165	$121,036	$497,138	$438,083

Non-GAAP gross margin	20.5%	21.3%	20.4%	19.6%
Non-GAAP operating income reconciliation[3]:
GAAP operating income	$9,028	$34,578	$116,043	$42,316
Add back items:
Amortization of definite-lived intangibles	9,250	13,765	44,892	61,576
Stock-based compensation	8,083	6,159	29,780	22,887
Gain on sale of property, plant and equipment	(1,249)	—	(15,669)	(195)
Unrealized loss (gain) on commodity hedge	1,635	(701)	370	(1,192)
Purchase accounting related inventory markup	—	—	—	327
Impairment, restructuring, acquisition-related and other charges	39,018	7,241	58,324	72,654

Non-GAAP operating income	$65,765	$61,042	$233,740	$198,373

Non-GAAP operating margin	10.1%	10.7%	9.6%	8.9%
Non-GAAP net income and EPS reconciliation[4]:
GAAP net income (loss)	$5,170	$17,338	$56,299	$(18,718)
Add back items:
Amortization of definite-lived intangibles	9,250	13,765	44,892	61,576
Stock-based compensation	8,083	6,159	29,780	22,887
Non-cash interest expense	525	478	2,042	2,204
Gain on sale of property, plant and equipment	(1,249)	—	(15,669)	(195)
Loss on extinguishment of debt	—	—	—	1,154
Gain on sale of subsidiary	—	—	—	(1,270)
Unrealized loss (gain) on commodity hedge	1,635	(701)	370	(1,192)
Purchase accounting related inventory markup	—	—	—	327
Impairment, restructuring, acquisition-related and other charges	39,018	7,241	58,324	72,654
Income taxes[5]	375	(1,314)	2,352	113

Non-GAAP net income	$62,807	$42,966	$178,390	$139,540

Non-GAAP earnings per diluted share	$0.60	$0.41	$1.71	$1.33
Non-GAAP diluted number of shares:
GAAP diluted number of shares	104,576	104,302	104,098	102,744
Dilutive effect of performance-based stock units, restricted stock units and stock options	—	—	—	1,851

Non-GAAP diluted number of shares	104,576	104,302	104,098	104,595

Adjusted EBITDA reconciliation[6]:
GAAP net income (loss)	$5,170	$17,338	$56,299	$(18,718)
Add back items:
Income tax provision	9,161	546	27,650	19,015
Interest expense	11,204	13,373	47,515	48,124
Amortization of definite-lived intangibles	9,250	13,765	44,892	61,576
Depreciation expense	26,524	25,095	105,233	99,155
Stock-based compensation	8,083	6,159	29,780	22,887
Gain on sale of property, plant and equipment	(1,249)	—	(15,669)	(195)
Loss on extinguishment of debt	—	—	—	1,154
Gain on sale of subsidiary	—	—	—	(1,270)
Unrealized loss (gain) on commodity hedge	1,635	(701)	370	(1,192)
Purchase accounting related inventory markup	—	—	—	327
Impairment, restructuring, acquisition-related and other charges	38,966	5,291	56,439	67,330

Adjusted EBITDA	$108,744	$80,866	$352,509	$298,193

Adjusted EBITDA margin	16.7%	14.2%	14.4%	13.4%
Free cash flow reconciliation:
Operating cash flow	$86,054	$47,470	$236,894	$187,284
Capital expenditures, net	(52,761)	(45,954)	(152,871)	(159,737)

Free cash flow	$33,293	$1,516	$84,023	$27,547

[1]

This information provides a reconciliation of non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP EPS, and adjusted EBITDA to the financial information in our consolidated condensed statements of operations.

[2]

Non-GAAP gross profit and gross margin measures exclude amortization of intangibles, stock-based compensation expense, unrealized loss (gain) on commodity hedge, purchase accounting related inventory markup, and other charges.

[3]

Non-GAAP operating income and operating margin measures exclude amortization of intangibles, stock-based compensation expense, gain on sale of property, plant, and equipment, unrealized loss (gain) on commodity hedge, purchase accounting related inventory markup, impairment, restructuring, acquisition-related costs, and other charges.

[4]

This information provides non-GAAP net income and non-GAAP EPS, which are non-GAAP financial measures. Management believes that both measures — which add back amortization of intangibles, stock-based compensation expense, non-cash interest expense on debt (before consideration of capitalized interest), gain on sale of property, plant, and equipment, loss on extinguishment of debt, gain on sale of subsidiary, unrealized loss (gain) on commodity hedge, purchase accounting related inventory markup, impairment, restructuring, acquisition-related costs, and other charges as well as the associated tax impact of these charges and discrete tax items — provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations.

[5]	Income tax adjustments reflect the difference between income taxes based on a non-GAAP tax rate and a forecasted annual GAAP tax rate.

[6]

Adjusted EBITDA is defined as earnings before income taxes, interest expense, amortization of intangibles, depreciation, stock-based compensation expense, gain on sale of property, plant and equipment, loss on extinguishment of debt, gain on sale of subsidiary, unrealized loss (gain) on commodity hedge, purchase accounting related inventory markup, impairment, restructuring, acquisition-related costs, and other charges. We present adjusted EBITDA to enhance the understanding of our operating results, and it is a key measure we use to evaluate our operations. In addition, we provide our adjusted EBITDA because we believe that investors and securities analysts will find adjusted EBITDA to be a useful measure for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, adjusted EBITDA should not be considered as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with accounting principles generally accepted in the United States of America.

TTM TECHNOLOGIES, INC.

Revised Historical Non-GAAP Financial Information

(In thousands, except per share data)

REVISED HISTORICAL RECONCILIATIONS1

	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Full Year 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Full Year 2024
Non-GAAP net income and EPS reconciliation[2]:
GAAP net income (loss)	$(5,814)	$6,824	$(37,066)	$17,338	$(18,718)	$10,466	$26,352	$14,311	$5,170	$56,299
Add back items:
Amortization of definite-lived intangibles	27,772	6,275	13,764	13,765	61,576	13,765	12,591	9,286	9,250	44,892
Stock-based compensation	5,240	5,121	6,367	6,159	22,887	6,787	6,580	8,330	8,083	29,780
Non-cash interest expense	727	497	502	478	2,204	518	506	493	525	2,042
Gain on sale of property, plant and equipment	(173)	(22)	—	—	(195)	—	(14,420)	—	(1,249)	(15,669)
Loss on extinguishment of debt	—	1,154	—	—	1,154	—	—	—	—	—
(Gain) loss on sale of subsidiary	(1,339)	69	—	—	(1,270)	—	—	—	—	—
Unrealized (gain) loss on commodity hedge	(2,128)	867	770	(701)	(1,192)	(752)	(434)	(79)	1,635	370
Purchase accounting related inventory markup	163	164	—	—	327	—	—	—	—	—
Impairment, restructuring, acquisition-related and other charges	5,944	12,277	47,192	7,241	72,654	3,738	11,308	4,260	39,018	58,324
Income taxes[3]	(11,744)	(182)	13,353	(1,314)	113	(1,735)	(2,352)	6,064	375	2,352

Non-GAAP net income - AS REPORTED	$18,648	$33,044	$44,882	$42,966	$139,540	$32,787	$40,131	$42,665	$62,807	$178,390
Adjust for unrealized foreign exchange:
Unrealized (gain) loss on foreign exchange	(2,419)	(2,216)	570	5,026	961	(4,277)	79	16,207	(13,048)	(1,039)
Income taxes[3]	411	377	(178)	(724)	(114)	599	(11)	(2,089)	1,630	129

Non-GAAP net income - AS ADJUSTED	$16,640	$31,205	$45,274	$47,268	$140,387	$29,109	$40,199	$56,783	$51,389	$177,480

Non-GAAP earnings per diluted share - AS REPORTED	$0.18	$0.32	$0.43	$0.41	$1.33	$0.31	$0.39	$0.41	$0.60	$1.71
Impact from unrealized (gain) loss on foreign exchange (after tax)	(0.02)	(0.02)	0.00	0.04	0.01	(0.04)	0.00	0.14	(0.11)	(0.01)

Non-GAAP earnings per diluted share - AS ADJUSTED	$0.16	$0.30	$0.43	$0.45	$1.34	$0.28	$0.39	$0.55	$0.49	$1.70

Non-GAAP diluted number of shares:
GAAP diluted number of shares	102,381	104,820	103,510	104,302	102,744	104,098	103,889	103,828	104,576	104,098
Dilutive effect of performance-based stock units, restricted stock units and stock options	1,949	—	1,419	—	1,851	—	—	—	—	—

Non-GAAP diluted number of shares	104,330	104,820	104,929	104,302	104,595	104,098	103,889	103,828	104,576	104,098

Adjusted EBITDA reconciliation[4]:
GAAP net income (loss)	$(5,814)	$6,824	$(37,066)	$17,338	$(18,718)	$10,466	$26,352	$14,311	$5,170	$56,299
Add back items:
Income tax provision (benefit)	(7,924)	6,586	19,807	546	19,015	3,603	4,180	10,706	9,161	27,650
Interest expense	12,807	11,843	10,101	13,373	48,124	12,324	12,219	11,768	11,204	47,515
Amortization of definite-lived intangibles	27,772	6,275	13,764	13,765	61,576	13,765	12,591	9,286	9,250	44,892
Depreciation expense	25,253	24,937	23,870	25,095	99,155	24,696	26,184	27,829	26,524	105,233
Stock-based compensation	5,240	5,121	6,367	6,159	22,887	6,787	6,580	8,330	8,083	29,780
Gain on sale of property, plant and equipment	(173)	(22)	—	—	(195)	—	(14,420)	—	(1,249)	(15,669)
Loss on extinguishment of debt	—	1,154	—	—	1,154	—	—	—	—	—
(Gain) loss on sale of subsidiary	(1,339)	69	—	—	(1,270)	—	—	—	—	—
Unrealized (gain) loss on commodity hedge	(2,128)	867	770	(701)	(1,192)	(752)	(434)	(79)	1,635	370
Purchase accounting related inventory markup	163	164	—	—	327	—	—	—	—	—
Impairment, restructuring, acquisition-related and other charges	4,668	10,904	46,467	5,291	67,330	3,900	11,308	2,265	38,966	56,439

Adjusted EBITDA - AS REPORTED	$58,525	$74,722	$84,080	$80,866	$298,193	$74,789	$84,560	$84,416	$108,744	$352,509

Adjusted EBITDA margin - AS REPORTED	10.7%	13.7%	14.7%	14.2%	13.4%	13.1%	14.0%	13.7%	16.7%	14.4%
Adjust for unrealized foreign exchange:
Unrealized (gain) loss on foreign exchange	(2,419)	(2,216)	570	5,026	961	(4,277)	79	16,207	(13,048)	(1,039)

Adjusted EBITDA - AS ADJUSTED	$56,106	$72,506	$84,650	$85,892	$299,154	$70,512	$84,639	$100,623	$95,696	$351,470

Adjusted EBITDA margin - AS ADJUSTED	10.3%	13.3%	14.8%	15.1%	13.4%	12.4%	14.0%	16.3%	14.7%	14.4%

[1]

This information provides revised reconciliations of non-GAAP net income, non-GAAP EPS, and adjusted EBITDA to the financial information in our consolidated condensed statements of operations. TTM has determined that it is appropriate to exclude the impact of unrealized foreign exchange gains/losses from its non-GAAP measures of adjusted EBITDA, non-GAAP net income, and non-GAAP EPS. We believe the exclusion of these non-cash, non-operational, impacts from our non-GAAP financial measures will provide a more transparent and consistent measure of our core operating performance across reporting periods. Therefore, this schedule provides revised reconciliations to these non-GAAP measures which exclude the respective unrealized foreign exchange gains/losses for fiscal years 2023 and 2024 and each quarterly reporting period therein. Going forward, we intend to begin making this adjustment in our earnings releases to exclude the impact of unrealized foreign exchange gains/losses from our non-GAAP financial measures, commencing with the first quarter of 2025. The “AS REPORTED” lines reflect the respective non-GAAP measure as it was originally reported. The “AS ADJUSTED” lines reflect the results of the adjustments to exclude unrealized foreign exchange (gain) loss from all periods presented. The first and second quarters and full year of fiscal year 2023 have also been recast to reclassify certain amounts between “Gain on sale of property, plant and equipment” and “Impairment, restructuring, acquisition-related and other charges” in order to align with the current classifications of these respective amounts for comparative purposes.

[2]

This information provides non-GAAP net income and non-GAAP EPS, which are non-GAAP financial measures. Management believes that both measures — which add back amortization of intangibles, stock-based compensation expense, non-cash interest expense on debt (before consideration of capitalized interest), gain on sale of property, plant and equipment, loss on extinguishment of debt, gain (loss) on sale of subsidiary, unrealized (gain) loss on commodity hedge, purchase accounting related inventory markup, impairment, restructuring, acquisition-related costs, and other charges as well as the associated tax impact of these charges and discrete tax items — provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations. The “AS REPORTED” lines reflect the respective non-GAAP measure as it was originally reported. The “AS ADJUSTED” lines reflect the results of the adjustments to exclude unrealized foreign exchange (gain) loss from all periods presented.

[3]	Income tax adjustments reflect the difference between income taxes based on a non-GAAP tax rate and a forecasted annual GAAP tax rate.

[4]

Adjusted EBITDA is defined as earnings before income taxes, interest expense, amortization of intangibles, depreciation, stock-based compensation expense, gain on sale of property, plant and equipment, loss on extinguishment of debt, (gain) loss on sale of subsidiary, unrealized (gain) loss on commodity hedge, purchase accounting related inventory markup, impairment, restructuring, acquisition-related costs, and other charges. We present adjusted EBITDA to enhance the understanding of our operating results, and it is a key measure we use to evaluate our operations. In addition, we provide our adjusted EBITDA because we believe that investors and securities analysts will find adjusted EBITDA to be a useful measure for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, adjusted EBITDA should not be considered as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with accounting principles generally accepted in the United States of America. The “AS REPORTED” lines reflect the respective non-GAAP measure as it was originally reported. The “AS ADJUSTED” lines reflect the results of the adjustments to exclude unrealized foreign exchange (gain) loss from all periods presented.